UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities  Exchange Act of 1934 (Amendment No.     )

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Lionbridge Technologies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April    , 2003

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on May 27, 2003, at 10:00 a.m., at our corporate headquarters located at 950 Winter Street, Suite 2410, Waltham, Massachusetts.

The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

We are pleased that Edward A. Blechschmidt, a former Chief Financial Officer of Unisys, became a member of our Board on February 4, 2003.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

LIONBRIDGE TECHNOLOGIES, INC.

950 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2003

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that an Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 a.m., local time, on May 27, 2003, at the Company’s corporate headquarters at 950 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1.    To elect two members to the Board of Directors to serve for a three-year term as Class I Directors.

2.    To approve amendments to the Second Amended and Restated Certificate of Incorporation of the Company and to the Amended and Restated Bylaws of the Company, (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) in all instances requiring a vote of at least seventy-five percent (75%) of the voting power of the capital stock of the Company, to reduce such percentage to sixty-six and two-thirds (66 2/3).

3.    To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 950 Winter Street, Waltham, Massachusetts, for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

MARGARET A. SHUKUR

Secretary

Waltham, Massachusetts

April     , 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PROXY STATEMENT

April     , 2003

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Tuesday, May 27, 2003 (the “Annual Meeting”) at 10:00 a.m., local time, at the Company’s corporate headquarters at 950 Winter Street, Waltham, MA 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class I Directors (the “Class I Directors”) and to approve amendments to the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) in all instances requiring a vote of at least seventy-five percent (75%) of the voting power of the capital stock of the Company, to reduce such percentage to sixty-six and two-thirds (66 2/3).

This Proxy Statement and form of proxy will be mailed to stockholders on or about the date of the accompanying Notice.

Only stockholders of record at the close of business on March 28, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of              shares of Common Stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class I Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. To approve the amendments to the Certificate of Incorporation and Bylaws, the affirmative vote of 75% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required. On all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required.

An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS’ INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s common stock as of March 14, 2003 for (i) each director of Lionbridge, (ii) each named executive officer of Lionbridge and (iii) all of the directors and executive officers of Lionbridge as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	3,165,612	9.9%
Edward A. Blechschmidt	2,400	*
P.O. Box 71 Bryn Mawr, PA 19010
Guy L. de Chazal(5)	3,196,582	10.1%
c/o Morgan Stanley Venture Partners 1585 Broadway, 38th Floor New York, New York 10036
Paul Kavanagh(6)	85,709	*
“Arcachon” Strathmore Road, Killiney, Co. Dublin, Ireland
Claude P. Sheer(7)	17,708	*
240 Main Street Boxford, Massachusetts 01921
Roger O. Jeanty(8)	1,435,088	4.5%
Myriam Martin-Kail(9)	520,246	1.6%
Stephen J. Lifshatz(10)	416,621	1.3%
Paula Shannon (11)	123,625	*
All executive officers and directors as a group (9 persons)(12)	8,963,591	28.3%

*	Less than 1% of the outstanding shares of common stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 31,677,742 shares of Common Stock outstanding as of March 14, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 14, 2003 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 322,916 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 14, 2003. Also includes 50,000 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2004.

(5)	Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and warrants to purchase 24,477 shares held by such entity, 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P. and warrants to purchase 3,350 shares held by such entity, and 49,415 shares held directly by Mr. de Chazal. Mr. de Chazal is an individual managing member of the managing general partner of Morgan Stanley Venture Partners II, L.P., which is the general partner of each of the Morgan Stanley-sponsored limited partnerships described above. Mr. de Chazal may be deemed to beneficially own the shares held by the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest therein.

(6)	Includes 19,042 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 14, 2003.

(7)	Represents 17,708 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 14, 2003.

(8)	Includes 126,746 shares deemed to be beneficially owned by Mr. Jeanty pursuant to options exercisable within 60 days of March 31, 2003 and 367,700 shares held by Tracy A. Jeanty, Mr. Jeanty’s wife. Mr. Jeanty disclaims beneficial ownership of all the shares held by Mrs. Jeanty.

(9)	Represents 400,414 shares deemed to be beneficially owned by Ms. Martin-Kail pursuant to options exercisable within 60 days of March 31, 2003. Also includes 22,250 shares of Common Stock subject to restrictions on disposition that lapse on February 15, 2004.

(10)	Includes 214,888 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of March 14, 2003. Also includes 15,000 shares of Common Stock subject to restrictions on disposition that lapse on January 2, 2004.

(11)	Includes 73,125 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 14, 2003. Also includes 25,000 shares of Common Stock subject to restrictions on disposition that lapse on January 2, 2004.

(12)	Includes 1,174,839 shares of Common Stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 31, 2003. Includes 3,119,340 shares held by the Morgan Stanley-sponsored limited partnerships that Mr. de Chazal may be deemed to beneficially own. Also includes 112,250 shares of Common Stock subject to restrictions on disposition that lapse over time.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of Lionbridge’s Common Stock as of March 14, 2003 as to the persons and any groups, who, to the knowledge of management, beneficially owned more than 5% of the shares of Lionbridge Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding (3)
Advent-sponsored limited partnerships(4)	4,240,804	13.7%
75 State Street
Boston, Massachusetts 02109

Cornerstone Equity Investors IV, L.P.	2,399,853	7.6%
717 Fifth Avenue, Suite 1100
New York, New York 10022

Morgan Stanley-sponsored limited partnerships(5)	3,452,395	10.8%
1585 Broadway, 38th Floor
New York, New York 10036

Robert G. Ammerman, Fred C. Danforth, Stephen M. Jenks, Alexander McGrath and Capital Resource Partners—
sponsored limited partnerships(6)	2,577,772	6.9%
c/o Capital Resource Partners
85 Merrimac Street, Suite 200
Boston, MA 02114

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 31,677,742 shares of Common Stock outstanding as of March 14, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Includes 355,947 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 95,680 shares held by Advent Partners Limited Partnership; 2,600,078 shares held by Global Private Equity II Limited Partnership; 546,760 shares held by Global Private Equity II—Europe Limited Partnership; and 742,339 shares held by Global Private Equity II—PGGM Limited Partnership. The general partner of the Advent-sponsored limited partnerships is Advent International Limited Partnership. Advent International Corporation is the general partner of Advent International Limited Partnership and exercises sole voting and investment power with respect to all shares held of record by the Advent-sponsored limited partnerships; individually, no stockholder, director or officer of Advent International Corporation is deemed to have or share this voting or investment power. Information obtained from Amendment No. 1 to Schedule 13G filed by the Advent-sponsored limited partnerships with the Securities and Exchange Commission on or about February 12, 2003.

(5)	Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and warrants to purchase an additional 24,477 shares. Also includes 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P. and warrants to purchase an additional 3,350 shares. The general partner of each of the Morgan Stanley-sponsored limited partnerships is Morgan Stanley Venture Partners II, L.P. Morgan Stanley Venture Capital II, Inc. is the managing general partner of Morgan Stanley Venture Partners II, L.P. and exercises sole voting and investment power with respect to all shares held of record by the Morgan Stanley-sponsored limited partnerships. Morgan Stanley Venture Capital II, Inc. is a wholly-owned subsidiary of Morgan Stanley. In addition, Morgan Stanley Venture Capital II, Inc., holds 305,228 shares directly. Information obtained from Amendment No. 1 to Schedule 13G filed by the Morgan Stanley-sponsored limited partnerships with the Securities and Exchange Commission on or about February 13, 2003.

(6)	Capital Resource Lenders III is the record holder of 1,274,202 shares and warrants to purchase an additional 398,900 shares (the “CRL Shares”). As the general partner of Capital Resource Partners III, L.L.C. (“CRL III”), Capital Resource Partners III (“CRP III”) may be deemed to beneficially own the CRL Shares. As a member of CRP III, each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to own beneficially the CRL Shares. CRP Investment Partners III, L.L.C. (“CRP IP III”) is the record owner of 3,510 shares and warrants to purchase an additional 1,100 shares (the “CRP IP Shares”). As a manager of CRP IP III, each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to beneficially own the CRP IP III Shares. Capital Resource Partners IV, L.L.C. is the record owner of warrants to purchase 884,250 shares (the “CRP Shares”). As the general partner of Capital Resource Partners IV, L.P., CRP Partners IV, L.L.C. may be deemed to own beneficially the CRP Shares. As a manager of CRP Partners IV, L.L.C., each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to own beneficially the CRP Shares. CRP Investment Partners IV, L.L.C. is the record owner of warrants to purchase 15,750 shares (the “CRP IP IV Shares”). As a manager of CRP Investment Partners IV, L.L.C., each of Messrs. Ammerman, Danforth, Jenks and McGrath may be deemed to own beneficially the CRP IP IV Shares. Information obtained from Amendment No. 2 to Schedule 13G filed by CRL III, CRP IP III, CRP IP IV and Messrs. Ammerman, Danforth, Jenks and McGrath with the Securities and Exchange Commission on or about February 12, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2002 through December 31, 2002, the Reporting Persons complied with all applicable Section 16(a) filing requirements.

ELECTION OF DIRECTORS

The Board of Directors of the Company is currently fixed at six members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The directors in Class II will be nominees for election to three-year terms at the 2004 Annual Meeting of Stockholders and the directors in Class III will be nominees for election to three-year terms at the 2005 Annual Meeting of Stockholders.

The present term of office for the directors in Class I (“Class I Directors”) expires at the Annual Meeting. Roger Jeanty was elected as a Class I Director in May 2000, and Claude Sheer was elected as a Class I Director in March 1999, and both are nominees for re-election to a three-year term as a Class I Director. If elected or re-elected, as the case may be, the Class I Director nominees will be elected for a three-year term and until their successors have been duly elected and have qualified, or until their earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of all nominees for Class I Directors. The Board of Directors know of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

Set forth below, under “Management—Directors and Executive Officers”, is information with respect to each nominee for Class I Director to be elected at the Annual Meeting and for each Class II Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR each of the Class I Director nominees.

MANAGEMENT

Directors and Officers

The following table presents information about each of Lionbridge’s executive officers, senior managers and directors as of March 31, 2003.

Name	Age	Position
Rory J. Cowan	50	Chairman of the Board, Chief Executive Officer, President and Class III Director
Stephen J. Lifshatz	44	Senior Vice President and Chief Financial Officer
Myriam Martin-Kail	49	Senior Vice President, Operations
Paula Barbary Shannon	43	Senior Vice President, Sales
Edward A. Blechschmidt	50	Class II Director
Guy L. de Chazal	55	Class II Director
Roger O. Jeanty	52	Class I Director
Paul Kavanagh	61	Class III Director
Claude P. Sheer	52	Class I Director

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc. from October 1996 to January 1997. He was an

Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan also serves as a director of FairMarket, Inc.

Stephen J. Lifshatz joined Lionbridge in January 1997. Mr. Lifshatz served as the Chief Financial Officer of The Dodge Group from May 1996 to January 1997. He served in a number of senior financial roles, including Chief Financial Officer of Marcam Corporation, a publicly traded software company, from May 1984 to May 1996.

Myriam Martin-Kail joined Lionbridge in December 1996. Ms. Martin-Kail served as European Director for Localization of Stream International, Inc. from April 1995 to December 1996 and Operations Manager, Dublin from September 1994 to September 1995.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Vice President, Sales and Chief Marketing Officer of Alpnet Inc. from March 1996 through October 1999, and was with Berlitz International, Inc. from 1986 through 1996.

Edward A. Blechschmidt was elected a director of Lionbridge on February 4, 2003. Mr. Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2002 until July 2002. He served as President and Chief Operating Officer of the Olsten Corporation from October 1998 through March 2000, and was its Chief Executive from February 1999 through March 2000. From 1996 to 1998, Mr. Blechschmidt served as President and Chief Executive Officer of Siemans Nixdorf Americas and Siemens’ Pyramid Technology, as well as Executive Vice President and as a director of its parent company, Siemens Nixdorf Informationssysteme AG. Prior to joining Siemens, Mr. Blechschmidt served for more than 20 years with Unisys Corporation, a leading global provider of information technology and consulting services, including in the position of Chief Financial Officer. Mr. Blechschmidt is a director of Gentiva Health Services.

Guy L. de Chazal has been a director of Lionbridge since February 1998. Mr. de Chazal has been with Morgan Stanley since 1986, currently as a managing director of Morgan Stanley & Co. Incorporated and individual managing member of Morgan Stanley Venture Partners II, L.P.

Roger O. Jeanty joined Lionbridge as a director and President in May 2000 upon the merger of INT’L.com, Inc. into Lionbridge, and served as President of Lionbridge until April 2001. Mr. Jeanty was a founder of one of INTL.com’s predecessors and was employed by INT’L.com and its predecessors since 1984. He served as a director of INT’L.com from 1998 until May 2000.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc. from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer has served as an industry analyst and consultant since April 1999 and is a partner of Barn Ventures L.L.C. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, US Publications; and President, Business Media Group.

Lionbridge’s executive officers are elected by and serve at the discretion of the board of directors and until their successors have been duly elected and qualified. There are no family relationships among any of its executive officers and directors.

Meetings of the Board; Committees of the Board

During 2002, the Board of Directors met five times (including in person and teleconference meetings), the Audit Committee met five times and the Compensation Committee met five times. All directors with the exception of Mr. Kingsley, who resigned from the Board in December 2002, attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

The Board of Directors has an Audit Committee and a Compensation Committee, both of which are comprised solely of independent directors. The Board of Directors does not have a Nominating Committee.

The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the internal and external audit plans and the results thereof, and reviews generally the Company’s internal controls with the auditors. The members of the Audit Committee are Messrs. Blechschmidt, de Chazal, Kavanagh and Sheer. Mr. de Chazal was elected as a member of Audit Committee in December 2002 upon the resignation of Douglas Kingsley as a director of the Company and member of the Audit Committee. Mr. de Chazal served as the chairman of the Audit Committee from the time of his election to the Committee in December 2002 until the election of Mr. Blechschmidt as a director and chairman of the Audit Committee in February 2003, and remains a member of the Audit Committee. The Board has determined that Mr. Blechschmidt is an audit committee financial expert.

The Compensation Committee reviews the compensation of senior management and reviews and recommends to the Board the adoption of any compensation plans in which directors and officers are eligible to participate. Messrs. de Chazal, Kavanagh and Sheer are the members of the Compensation Committee and Mr. Sheer serves as its chairman.

Compensation Of Directors

Lionbridge does not currently compensate its directors. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Upon joining the Board, non-employee directors holding less than 1% of the Company’s stock are granted an option to purchase 10,000 shares of the Company’s Common Stock under Lionbridge’s 1998 Stock Plan. In addition, such directors also receive an annual option grant (the “Annual Option Grant”) to purchase 7,500 shares of Common Stock under Lionbridge’s 1998 Stock Plan. Effective in 2003, upon joining the Board, non-employee directors holding less than 1% of the Company’s stock will be granted an option to purchase 20,000 shares of the Company’s Common Stock under the 1998 Stock Plan, and an annual cash retainer in the amount of $5,000, as well as the Annual Option Grant. In addition, such directors serving on the Audit Committee will receive an annual retainer of $2,500 and such directors serving on the Compensation Committee will receive an annual retainer of $1,000.

On February 3, 2002, each of Messrs. Kavanagh and Sheer was granted an option to purchase 7,500 shares of Common Stock under Lionbridge’s 1998 Stock Plan, at an exercise price of $2.50 per share, which was equal to the fair market value of Common Stock on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge’s Chief Executive Officer and each of Lionbridge’s other highly compensated executive officers (the “named executive officers”) whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name And Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards ($) (3)	Stock Options ($)		All Other Compensation ($)
Rory J. Cowan	2002	$282,238	$250,000	—	—	200,000	(3)	—
Chairman, Chief Executive	2001	$266,406	$0	—	$180,000	600,000		—
	2000	$259,875	$125,000	—	—	100,000	(4)	—

Stephen J. Lifshatz	2002	$210,346	$86,000	—	$0	100,000	(3)	—
Senior Vice President and Chief	2001	$208,750	$0	—	$54,000	275,000		—
Financial Officer	2000	$205,000	$102,500	—	—	50,000	(4)	—

Myriam Martin-Kail (1)	2002	$179,491	$81,000	—	—	70,000	(3)	—
Chief Operating Officer	2001	$165,000	$0	—	$80,100	300,000		—
	2000	$160,000	$95,000	—	—	30,000	(4)	—

Paula Barbary Shannon (1)	2002	$147,380	$60,000	—	—	140,000	(3)	—

(1)	Ms. Martin-Kail was appointed Chief Operating Officer on September 12, 2002. She previously served as the Company’s Senior Vice President, Operations. Ms. Shannon was elected as an Executive Officer of the Company on October 26, 2002.

(2)	Represents the dollar value on January 2, 2002, the award date. On such date, the fair market value of the Common Stock was $1.80. Messrs. Cowan and Lifshatz, and Ms. Martin-Kail were awarded 100,000, 30,000 and 44,500 shares of restricted stock, respectively. Restrictions with respect to 50% of these shares lapse one year from the grant date and restrictions with respect to the remaining 50% of these shares lapse two years from the grant date. As of December 31, 2002, the value of the Common Stock awarded to Messrs. Cowan and Lifshatz and Ms. Martin-Kail, using the value of the Common Stock as of December 31, 2002, was $195,000, $58,500, and 86,775, respectively. Dividends will not be paid to the shares of restricted stock.

(3)	Includes stock options granted in July 2002 in exchange for those canceled in January 2002 pursuant to the Company’s Key Employee Voluntary Stock Option Exchange Program (the “Exchange Program”). Messrs. Cowan and Lifshatz, and Ms. Martin-Kail and Ms. Shannon each participated in the Exchange Program and in July 2002, were granted options to purchase 100,000, 50,000, 20,000 and 90,000 shares of Common Stock, respectively, in exchange for their cancellation of stock options exercisable for the same number of shares in January 2002.

(4)	Includes stock options granted in 2000 and canceled in 2002 as part of the Exchange Program. Of the stock options granted in 2000 and reported above, stock options to purchase 100,000, 50,000 and 20,000 shares of Common Stock were subsequently canceled pursuant to the Exchange Program by Messrs. Cowan and Lifshatz, and Ms. Martin-Kail, respectively.

(5)	Represents a cash bonus earned by such individual in the applicable fiscal year and paid during the next fiscal year.

Option/SAR Grants In Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 2002 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 2002.

Stock Option Grants In Fiscal Year 2002

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share(1)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Rory J. Cowan Chairman,	100,000	6.25%	$1.56	7/21/2012	$98,107	$248,624
Chief Executive Officer and President	100,000	6.25%	$1.84	10/14/2012	$115,716	$293,248
Stephen J. Lifshatz	50,000	3.12%	$1.56	7/21/2012	$49,054	$124,312
Senior Vice President and Chief Financial Officer	50,000	3.12%	$1.84	10/14/2012	$57,858	$146,624
Myriam Martin-Kail	20,000	1.25%	$1.56	7/21/2012	$19,622	$49,725
Chief Operating Officer	50,000	3.12%	$1.84	10/14/2012	$57,858	$146,624
Paula Barbary Shannon	90,000	5.62%	$1.56	7/21/2012	$88,297	$223,761
Senior Vice President, Sales	50,000	3.12%	$1.84	10/14/2012	$57,858	$146,624

(1)	The exercise price equals the fair market value of the Common Stock as of the grant date as determined by Lionbridge’s board of directors. All options are exercisable over four years from the date of grant at the rate of 25% on the first anniversary of the grant date, and 12.5% on each six month anniversary thereafter. All options granted on July 21, 2002 were granted in connection with the Key Employee Voluntary Stock Exchange Program.

(2)	Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge’s stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of Lionbridge’s Common Stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises And Year-End Values

The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 2002 or held by such persons at December 31, 2002.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002(2)
			Exercisable (#)	Unexercisable	Exercisable	Unexercisable
Rory J. Cowan	0	0	283,393	583,334	$76,562	$150,938
Stephen J. Lifshatz	0	0	193,013	278,125	$125,986	$70,000
Myriam Martin Kail	0	0	375,414	267,500	$425,245	$58,300
Paula Barbary Shannon	0	0	54,375	230,625	$11,813	$60,287

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the named executive officers.

(2)	Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ Stock Market of $1.95 per share on December 31, 2002, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

Employment And Non-Competition Agreements

Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan’s employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, if Lionbridge terminates Mr. Cowan’s employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Cowan’s base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Mr. Cowan entered into a non-competition agreement with Lionbridge on December 23, 1996. The agreement provides that Mr. Cowan will not, during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz’s employment agreement provides for a one-year term with automatic one-year renewals. Under the terms of his employment agreement, if, during the six-month period following a change in control of Lionbridge, Mr. Lifshatz ceases to be the Chief Financial Officer of the parent of the surviving entity or suffers a substantial diminution of his responsibilities, 50% of any unvested options then held by Mr. Lifshatz shall vest and become immediately exercisable. If Lionbridge terminates Mr. Lifshatz’s employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., one-twelfth of Mr. Lifshatz’s base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

Mr. Lifshatz entered into a non-competition agreement with Lionbridge on February 11, 1997. The agreement provides that Mr. Lifshatz will not, during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

Myriam Martin-Kail entered into an employment agreement with Lionbridge on February 24, 1997, effective as of January 1, 1997. Under the terms of her employment agreement, if Lionbridge terminates Ms. Martin-Kail’s employment, she is entitled to receive twelve monthly severance payments, each in an amount equal to her then current monthly base compensation (i.e., one-twelfth of Ms. Martin-Kail’s base salary).

Ms. Martin-Kail entered into a non-competition agreement with Lionbridge on February 24, 1997. The agreement provides that Ms. Martin-Kail will not, during the course of her employment and the twelve months following the date of the termination of her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

Ms. Shannon entered into a non-competition agreement with Lionbridge on November 1, 1999. The agreement provides that Ms. Shannon will not, during the course of her employment and the twelve months following the date of the termination of her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 2002 was comprised of Messrs. de Chazal, Kavanagh and Sheer (Chairman), all of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering Lionbridge’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan and reviewing and approving salaries and other incentive compensation of Lionbridge’s officers and employees, including the grant of stock options to officers and employees.

Compensation Philosophy

The goal of Lionbridge is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should be linked to revenue growth, operating results and earnings per share performance.

Under the supervision of the Compensation Committee, Lionbridge has developed and implemented compensation policies. The Compensation Committee’s executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge’s annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options.

Base Salary

In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the compensation committee reviews salaries annually. The compensation committee’s policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of Lionbridge. In addition, the base salaries take into account Lionbridge’s relative performance as compared to comparable companies.

The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer makes recommendations to the compensation committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the compensation committee on an annual basis. In January 2002, the Chief Executive Officer and President made recommendations for salary increases for the executive group, and the Compensation Committee approved salary increases ranging from 5% to 6% to Lionbridge’s Executive Officers (exclusive of the Chief Executive Officer), representing the first salary increase for such officers since 2000. These salary increases were effective April 1, 2002. In November 2002, the base salaries of the Executive Officers were again increased in recognition of the achievements of such officers during the year and in order to bring such executive officer’s salary in line with the competitive salary range for his or her position. In addition, Ms. Martin-Kail’s base salary was adjusted to reflect her new responsibilities upon her promotion to Chief Operating Officer. These salary increases ranged from 9% to 33%.

Bonus Compensation

In addition to salary compensation, the Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and approved by the Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. The purpose of the bonus program is to motivate and reward participants relative to corporate, business and individual performance. The program for 2002 provided for cash awards based partly on achievement of corporate-wide financial objectives relating to revenue and EBITDA and partly on meeting performance targets and objectives established at the beginning of 2002 for the business or function for which the participant was responsible. The Company achieved a level of corporate-wide performance necessary to pay bonuses under the program. The cash bonus awards listed in the Summary Compensation Table above reflect payouts under the program which correspond to the level of corporate, business and individual performance achieved. In setting the level of payout for executive officers, the Committee considered multiple factors, including achievement of stated financial objectives.

Stock Options

The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Lionbridge and to enable them to develop and maintain a stock ownership position in Lionbridge’s Common Stock.

Lionbridge’s 1998 Stock Plan permits the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options is dependent upon the extent to which Lionbridge’s performance is reflected in the market price of Lionbridge’s Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize shareholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer’s total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of Lionbridge’s stockholders.

As described in further detail in the Committee’s Report on the Key Employee Voluntary Stock Option Exchange Program, on January 3, 2002, the Board approved a key employee voluntary stock option exchange program (the “Exchange Program”) for a select group of key employees, including the Executive Officers. The Exchange Program provided certain key employees of the Company the opportunity to cancel their previously granted stock options with exercise prices in excess of $5.00 per share in exchange for new options to be granted no sooner than six months and one day from the date of cancellation. The date on which options were cancelled was January 21, 2002. No non-employee members of the Company’s Board of Directors were eligible for the Exchange Program; however, all of the Company’s Executive Officers were eligible and chose to participate. In July 2002, options were granted on a one-for-one basis to replace those canceled in January, all with exercise prices equal to fair market value on the date of grant and with vesting over a four-year period.

Mr. Cowan’s Compensation

The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances shareholder value. Mr. Cowan’s compensation package is comprised of base pay, bonus and stock options, and is in part based on Lionbridge’s revenue growth, profitability and growth in earnings per share. In April 2002, Mr. Cowan’s annual base salary was increased by 6%, to $275,000, representing the first salary increase since 2000. In October 2002, following the Committee’s analysis of competitive salary data, the Committee adjusted the base salary and bonus targets of Mr. Cowan’s total compensation to more closely align these components with industry practice. As a result, Mr. Cowan’s base salary was further increased to $400,000, however his target bonus was decreased from 100% of base salary to 75% of base salary effective in 2003. However, for 2002, Mr. Cowan’s target bonus was set at 100% of $275,000, his base salary as of April 2002. As noted in the Summary Compensation Table, Mr. Cowan participates in the bonus plan described above and received a cash award under the program.

In October 2002, Mr. Cowan was also awarded a stock option to purchase 100,000 shares of Common Stock, at an exercise price equal to the fair market value of the Company’s stock on the date of grant. In determining the number and vesting schedule of Mr. Cowan’s options, the Committee considered Mr. Cowan’s accomplishments as Chief Executive Officer and the challenges facing Mr. Cowan as Chief Executive Officer of a dynamic services company in the localization and testing industries. In addition, Mr. Cowan participated in the Exchange Program and chose in January 2002 to cancel 100,000 previously granted stock options with exercise prices in excess of $5.00 per share. Accordingly, in July 2002 he was granted a stock option to purchase 100,000 shares of the Company’s Common Stock, at an exercise price equal to the fair market value of the Company’s stock on the date of grant. All of Mr. Cowan’s options carry a term of four years and are exercisable at the rate of 25% after one year from the date of grant and 12.5% every six months thereafter.

The Compensation Committee is satisfied that the Executive Officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Deductibility Of Executive Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Respectfully Submitted by the Compensation Committee:

Claude Sheer, Chairman

Guy L. de Chazal

Paul Kavanagh

Compensation Committee Interlocks And Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Compensation Committee for fiscal year 2002 and Mr. Sheer served as its chairman. No member of the Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, or had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Company’s Compensation Committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the Compensation Committee. No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

Compensation Committee Report on the Key Employee Voluntary Stock Option Exchange Program

On January 3, 2002, the Board approved the Exchange Program for a select group of key employees, including the Executive Officers. The Exchange Program provided certain key employees of the Company the opportunity to cancel their previously granted stock options with exercise prices in excess of $5.00 per share in exchange for new options to be granted no sooner than six months and one day from the date of cancellation. The date on which options were cancelled was January 21, 2002. No non-employee members of the Company’s Board of Directors were eligible for the Exchange Program; however, all of the Company’s Executive Officers were eligible and chose to participate.

Rationale:    In general, stock options are granted to provide employees an opportunity to acquire or increase their ownership stake in Lionbridge, creating a stronger incentive to devote maximum effort for the Company’s growth and success and encouraging employees to continue with the Company. The Exchange Program was adopted in recognition that due to the economic downturn and market conditions, many of the options held by key employees, regardless of whether they were exercisable, had exercise prices that were significantly higher than the then-current market price of Lionbridge common stock, and therefore did not provide a meaningful incentive to the holders of the options. The Board believed these options were unlikely to be exercised in the foreseeable future.

July 2002 Option Grant:    On July 22, 2002, the date that was six months and one day from the date of the cancellation, the Committee granted options to those participants who chose in January to cancel stock options, with the exercise price of the new options equal to the fair market value of the Company’s stock on that date. The number of shares of common stock subject to new options equals the number of shares subject to the exchanged options. The vesting of the new options commences on the date of grant and is same as the vesting schedule of the exchanged options: 25% of the option shares vest one year from the date of grant and the remaining option shares vest at the rate of 12.5% each six month period thereafter. The other terms and conditions of the new options are the same as those of the exchanged options.

Lionbridge accepted for exchange options to purchase an aggregate of 690,549 shares of common stock, representing 65% of the shares subject to options that were eligible to be exchanged under the program. All of the named executive officers participated in the Exchange Program.

The table below provides information concerning the stock options covered by the Exchange Program for Lionbridge’s Executive Officers. Except for the Exchange Program, no other repricing has occurred in the Company’s history.

Ten-Year Option Repricings

(This table heading and the column headings below use the term “repricing” as required by applicable regulations. However, as described above, the Exchange Program was not a traditional repricing.)

Name	Date	Securities underlying number of options/SARs repriced or amended (#)	Market Price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment	New Exercise Price (1)	Length of Original Option Term remaining at date of repricing or amendment
Rory Cowan President and Chief Executive Officer	7/22/02	100,000	$1.56	$19.7313	$1.56	3 years and one month

Myriam Martin-Kail Chief Operating Officer	7/22/02	20,000	$1.56	$17.9375	$1.56	8 years and one month

Stephen J. Lifshatz Senior Vice President and	7/22/02	10,000	$1.56	$8.00	$1.56	8 years and 6 months
Chief Financial Officer	7/22/02	40,000	$1.56	$17.9375	$1.56	8 years and one month

Paula Shannon Senior Vice President, Sales	7/22/02	10,000	$1.56	$8.00	$1.56	8 years and 6 months
	7/22/02	40,000	$1.56	$11.3750	$1.56	8 years and 4 months
	7/22/02	40,000	$1.56	$18.00	$1.56	8 years and one month

(1)	The exercise price equals the fair market value of the Common Stock as of the date of grant.

Respectfully submitted by the Compensation

    Committee:

Claude Sheer, Chairman

Guy L. de Chazal

Paul Kavanagh

Equity Compensation Plan Information

	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	5,866,705	$3.452	3,204,738
Equity compensation plans not approved by security holders (1)	109,000	0	0
Total	5,975,705	$3.389	3,204,738

(1)	In January 2002, following authorization by the Compensation Committee of the Board of Directors, the Company issued an aggregate of 109,000 shares of restricted stock to certain of its employees, none of whom were executive officers, as a bonus for services rendered in 2001. None of such shares are registered under the Securities Act of 1933, as amended, and all such shares were issued under the terms of a Restricted Stock Agreement between the Company and the employee. These shares of restricted stock are subject to restrictions on disposition that lapsed with respect to 50% of the shares on the first anniversary of the date of grant and that will lapse with respect to the remaining 50% of the shares on the second anniversary of the date of grant, provided that the holder remains an employee of the Company on such dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rule 10b5-1 Plans

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, during 2002, Roger Jeanty, a director of the Company, and Rory Cowan, each established a written plan which provides for the automatic sale of a specified number of shares of common stock in accordance with the guidelines of the written plan. Mr. Jeanty’s plan provides for the sale of 12,500 shares per month provided the stock price is at or above $1.25 per share and Mr. Cowan’s plan provides for the sale of 10,000 shares per month provided the stock price is at or above $2.43 per month. The plans of each of Mr. Cowan and Mr. Jeanty expired in February 2003.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Blechschmidt (chairman), de Chazal, Kavanagh and Sheer, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix B to this Proxy Statement. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2002 and for each of the three years in the period ended December 31, 2002, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Respectfully Submitted by the Audit  Committee:

Edward A. Blechschmidt, Chairman

Guy L. de Chazal

Paul Kavanagh

Claude Sheer

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge’s Common Stock during the period from Lionbridge’s initial public offering on August 20, 1999 through December 31, 2002, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index (“Business and Software Services Index”). The comparison assumes $100 was invested on August 20, 1999 in Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

Comparison of Cumulative Total Return Among Lionbridge Technologies, Inc.,

NASDAQ Market Index and Business and Software Services Index (1)(2)

Company/Index/Market	8/20/1999	12/31/1999	12/29/2000	12/31/2001	12/31/2002
Lionbridge Technologies, Inc.	100.00	144.55	28.47	13.87	15.45
Business and Software Services Index	100.00	181.87	129.00	97.50	66.62
NASDAQ Market Index	100.00	147.91	92.96	74.10	51.59

(1)

Prior to August 20, 1999, the Company’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material”, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

PROPOSAL I: AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Proposed Amendment

In August 2002, the Company’s common stock began trading on the Nasdaq SmallCap Market rather than on the Nasdaq National Market. As a result, the Company needed to obtain the approval of various state securities commissions in order to issue stock options to its employees in those states. The Company obtained such approval from all states in which it has employees; however, the California Department of Corporations, Securities Division gave its approval provided the Board recommend certain changes to the Company’s Certificate of Incorporation (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) in all instances requiring a vote of at least seventy-five percent (75%) of the voting power of the capital stock of the Company, to reduce such percentage to sixty-six and two-thirds (66 2/3). On October 24, 2002, the Board of Directors approved, and now recommends to the stockholders that they approve, an amendment (the “Charter Amendment”) to the Certificate of Incorporation to effect such changes. The full text of the Charter Amendment to the Certificate of Incorporation is set forth in Appendix A.

More specifically, the proposed Charter Amendment would reduce from 75% to 66 2/3% the percent of outstanding shares of capital stock of the Company outstanding and entitled to vote to effect any of the following:

•	Adoption, amendment or repeal of the Bylaws;

•	Call a Special Meeting of Stockholders;

•	Remove Directors;

•	Reduce or eliminate authorized shares of the Company’s common or preferred stock,

•	Revise Articles Fifth though Eleventh of the Certificate of Incorporation, which relate to the Company’s perpetual existence; the management of the business and conduct of the affairs o the Company and limitations on the powers of the Company, the Board and stockholders; number, classes and terms of directors; personal liability of directors; indemnification; and factors the Board may consider in connection with mergers and acquisition or amending the certificate of incorporation.

The Company’s management relies on the grant of stock options to its key employees as an essential part of its compensation packages necessary for the Company to attract and retain experienced officers and employees, and the Board of Directors concurs with this view. Furthermore, the Board of Directors of the Company believes that the lower thresholds for certain actions set forth in the proposed Charter Amendment are adequate to ensure that significant corporate events have the support of and may be effected by an appropriate percentage of stockholders.

The Company does not intend for the proposed Charter Amendment to have an impact on the ease with which a takeover of the Company could be effected, nor is the proposal a response to any specific effort to obtain control of the Company. It should be noted, however, that the proposed Charter Amendment would have the effect of making it easier to accomplish a merger, tender offer or proxy contest or to remove incumbent management. These efforts would be made easier because stockholders would have the right to call a special meeting and fewer votes (66 2/3% of the outstanding shares of Common Stock rather than 75% of such shares) would be required to approve significant corporate actions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE CHARTER AMENDMENT.

PROPOSAL II: AMENDMENT TO THE BYLAWS

Proposed Amendment

As described above, in August 2002, the Company’s common stock began trading on the Nasdaq SmallCap Market rather than on the Nasdaq National Market. As a result, the Company needed to obtain the approval of various state securities commissions in order to issue stock options to its employees in those states. The Company obtained such approval from all states in which it has employees; however, the California Department of Corporations, Securities Division gave its approval provided the Board recommend certain changes to the Company’s By-Laws (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) to reduce from 75% to 66 2/3% the percent of outstanding shares of capital stock required to remove directors or amend Article 2 of the Bylaws. On October 24, 2002, the Board of Directors approved, and now recommends to the stockholders that they approve, an amendment to the Bylaws to effect such changes.

More specifically, the proposed Bylaw amendment would reduce from 75 to 66 2/3 the percent of outstanding shares of all classes of the Company’s capital stock required to effect the following:

•	Remove Directors

•	Amend Article 2 of the Bylaws, which relates to Directors.

The text of the proposed amendments to Article 2 of the Bylaws is as follows:

2.16    Removal.  The first sentence of Paragraph 2.16 shall be amended to read, “Unless otherwise provided in the Certificate of Incorporation, any one or more or all of the directors may be removed without cause by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.”

2.19    Amendments to Article.  Paragraph 2.19 shall be amended to read as follows, “Notwithstanding any other provisions of law, the Certificate of Incorporation or these By-Laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of a least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 2.”

As stated above, the Company’s management relies on the grant of stock options to its key employees as an essential part of its compensation packages necessary for the Company to attract and retain experienced officers and employees, and the Board of Directors concurs with this view. Furthermore, the Board of Directors of the Company believes that the lower thresholds for certain actions set forth in the proposed Bylaw amendment are adequate to ensure that significant corporate events have the support of and may be effected by an appropriate percentage of stockholders.

The Company does not intend for the proposed Bylaw amendment to have an impact on the ease with which a takeover of the Company could be effected, nor is the proposal a response to any specific effort to obtain control of the Company. It should be noted, however, that the proposed Bylaw amendment would have the effect of making it easier to remove incumbent management by reducing the number of stockholder votes required to remove directors or make other bylaw amendments related to directors, from 75% of outstanding shares of Common Stock to 66 2/3% of such shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE BYLAW AMENDMENT.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy material for Lionbridge’s 2004 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by December 11, 2003. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation”, “Audit Committee Report” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2002 and 2001, and has been engaged as auditor for the year ended December 31, 2003. The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2003 because no action is required. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

Audit Fees:  Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2002 and 2001 were $660,000 and $599,000, respectively.

Audit-Related Fees:  Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s retirement benefit plans for the years ended December 31, 2002 and 2001 were $0 and $78,000, respectively.

Tax Fees:  Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2002 and 2001 were $340,000 and $159,000, respectively.

All Other Fees:  Total fees for all other services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2002 and 2001 were $0 and $6,000, respectively.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIONBRIDGE TECHNOLOGIES, INC.

Lionbridge Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”), does hereby certify, pursuant to Section 242 of the Delaware Corporation Law:

FIRST: That, at a meeting of the Board of Directors of the Corporation held on October 24, 2002, the Board of Directors of the Corporation, in accordance with the provisions of Sections 141 and 242 of the Delaware Corporation Law, duly and validly adopted the following resolutions:

RESOLVED: That a proposed amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation the (“Amendment”), effecting changes in Articles SIXTH, SEVENTH and ELEVENTH thereof so that said Articles SIXTH, SEVENTH and ELEVENTH shall be amended as set forth in Exhibit A attached hereto, is hereby recommended to the stockholders for approval as being advisable and in the best interests of the Corporation.

SECOND: That the foregoing Amendment was duly adopted by the stockholders of the Corporation at the Annual Meeting of Stockholders held on May 27, 2003, in accordance with the applicable provisions of Sections 211 and 242 of the Delaware Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Rory J. Cowan, its President, and attested to by                         , its                 , this          day of                         , 2003.

LIONBRIDGE TECHNOLOGIES, INC.

By:

Rory J. Cowan, President

ATTEST:

By:

Name:

Title:

A-1

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

1.  The second sentence of Article SIXTH, Paragraph 2 shall be amended by replacing the words “seventy-five percent (75%)” with the words “sixty-six and two-thirds percent (66 2/3%),” so that the revised sentence shall read as follows:

“The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-laws of the Corporation.”

2.  The first sentence of Article SIXTH, Paragraph 4 shall be deleted in its entirety and replaced with the following sentence:

“Special meetings of stockholders may be called at any time by the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors or by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.”

3.  The first sentence of Article SEVENTH, Paragraph 10 shall be amended by replacing the words “seventy-five percent (75%) with the words “sixty-six and two-thirds percent (66 2/3%),” so that the revised sentence shall read as follows:

“Any one or more or all of the directors may be removed without cause only by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.”

4.  Article ELEVENTH shall be amended by replacing the words “seventy-five percent (75%)” with the words “sixty-six and two-thirds percent (66 2/3%),” so that the revised Article shall read as follows:

“The Corporation reserves the right to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law, this Second Amended and Restated Certificate of Incorporation or a Certificate of Designation with respect to a series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH and this Article ELEVENTH of this Second Amended and Restated Certificate of Incorporation.”

A-2

APPENDIX B

AUDIT COMMITTEE CHARTER

LIONBRIDGE TECHNOLOGIES, INC.

Audit Committee Charter

As amended and restated on October 24, 2002

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its responsibilities by appointing, compensating and overseeing the services provided by the Corporation’s independent accounting firm. The Committee shall also be responsible for reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. In addition, no member may, other than in his or her capacity as a member of the Committee, the Board of Directors or any other Board committee, (i) accept any consulting, advisory or other compensatory fee from the issuer; or (ii) be an affiliated person of the Corporation or any of its subsidiaries.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement when appointed to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

If the Board determines that membership on the Committee by an individual who does not meet the independence requirements is in the best interests of the Corporation and its shareholders, it may apply to the Securities and Exchange Commission and the Nasdaq for an exemption from these requirements. If such an exemption is granted, the Board shall disclose in the next proxy statement after such grant the nature of the relationship and the reasons for the exemption.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Select and engage an independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the sole authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm or to recommend such replacement for shareholder approval in any proxy statement. The Committee shall require the independent accounting firm to report directly to the Committee.

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

7. Establish procedures to ensure pre-approval by the Committee of all audit services as well as all permitted services to be provided by the independent accounting firm that are not in connection with an audit or review of the Corporation’s financial statements. The Committee need not pre-approve the non-audit services if the aggregate amount of the non-audit services constitutes not more than 5% of the total revenues the Corporation paid to the independent accounting firm during the fiscal year in which the services were provided. The Committee may delegate to one member the authority to pre-approve non-audit services. In that event, all pre-approved non-audit services must be disclosed to the full Committee at the next regularly scheduled meeting of the Committee.

8. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

9. Evaluate the performance of the independent accounting firm and arrange for the replacement of the independent accounting firm when circumstances warrant.

Related Party Transactions

10. Review policies and procedures with respect to transactions between the Corporation and its officers, directors, affiliates of officers and directors or other related parties.

Compliance

11. To the extent deemed necessary by the Committee, engage outside counsel and/or independent accounting consultants to review any matter under its responsibility. The Committee shall have full authority and funding for such engagements.

12. Notify all employees of the procedures by which any employee may make submissions, in a confidential and anonymous manner, regarding questionable accounting, internal auditing controls or other auditing matters. The Chair of the Committee shall be responsible for retaining and reviewing all such complaints. Where appropriate, the Chair shall convene a full meeting of the Committee to investigate and act on a complaint.

13. Meet separately in executive session with the independent accounting firm or representatives of management to discuss matters that the Committee believes should be discussed privately with the independent accounting firm or management, respectively.

Financial Reporting Processes

14. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls as well as the Corporation’s critical accounting policies.

15. Review with representatives of management any significant changes to generally accepted accounting principles (“GAAP”).

Meetings

16. Hold meetings, as appropriate, to discuss the matters under this Charter. The Committee may invite legal counsel to attend the meeting.

Reporting

17. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

***

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

PROXY

[FRONT SIDE OF PROXY CARD]

Lionbridge Technologies, Inc.

950 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 27, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at an Annual Meeting of Stockholders of Lionbridge to be held on Tuesday, May 27, 2003, at 10:00 a.m. (local time) at 950 Winter Street, Suite 2410, Waltham, Massachusetts, 02451 (the “Annual Meeting”).

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

[Continued and to be dated and signed on reverse side]

SEE REVERSE SIDE	SEE REVERSE SIDE

[REVERSE SIDE OF PROXY CARD]

THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS SET FORTH ABOVE AND FOR THE PROPOSAL IN ITEMS 2, 3 and 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS SET FORTH ABOVE AND FOR THE PROPOSAL IN ITEMS 2, 3 and 4.

Nominees: Claude Sheer and Roger Jeanty.

1.	To elect two members of the Board of Directors for a three-year term as Class I Directors consisting of the foregoing nominees.

☐  FOR    ☐  WITHHOLD AUTHORITY

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below. (To vote or withhold authority for all nominees, see below.)

2.	To approve an amendment to Lionbridge’s Second Amended and Restated Certificate of Incorporation (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) in all instances requiring a vote of at least seventy-five percent (75%) of the voting power of the capital stock of the Company, to reduce such percentage to sixty-six and two-thirds (66 2/3).

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

3.	To approve an amendment to Lionbridge’s Amended and Restated Bylaws of the Company, (a) to allow the holders of sixty-six and two-thirds percent (66 2/3%) of the capital stock of the Company to call a special meeting of stockholders and (b) in all instances requiring a vote of at least seventy-five percent (75%) of the voting power of the capital stock of the Company, to reduce such percentage to sixty-six and two-thirds (66 2/3).

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

MARK HERE FOR ADDRESS CHANGE

OR COMMENT AND NOTE AT RIGHT  ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

The signature on this proxy should correspond exactly with stockholder’s name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

        Signature                                                                                                      Date                                 , 2003

        Signature                                                                                                      Date                                 , 2003